STOCK TRANSFER AGREEMENT

  THIS Agreement is made and entered into as of the 1st day of September, 1999, by and among NV Expert Management, Inc., a Nevada corporation (the "Buyer"), and Dale Gary McDonald, Gregory N. McDonald and Joan S. Golden (collectively, the "Sellers"). The Buyer and the Sellers are referred to collectively herein as the "Parties."

  WHEREAS, the Sellers are the sole shareholders of Cybertech, Inc., a Nevada corporation ("Cybertech") and CAEXPERTS, INC., a
Nevada corporation ("CA") (Cybertech and CA are collectively referred to hereinafter as the "Corporations"); and

  WHEREAS, Sellers own twenty-five (25) shares each of the common stock of Cybertech and Five Hundred shares each of the common stock of CA ("Sellers' Shares") of the Corporation constituting a one hundred percent (100%) ownership interest in both Cybertech and CA; and

  WHEREAS, Sellers desires to sell, assign, transfer and convey to Buyer and Buyer desires to purchase and receive from from Sellers Sellers' Shares on the terms and conditions set forth herein.

  NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

  1. Purchase and Sale of Shares.

  (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell, transfer, assign and convey to the Buyer, Sellers' Shares for the consideration specified below in this Paragraph 1.

  (b) Consideration. The Sellers are the sole shareholders of Buyer. As such, after the transaction is completed as set forth in this Agreement, the Buyer will be the owner of one hundred percent of the stock of the Corporations which prior to the transaction were owned in the same proportion by the Sellers that the Buyer is owned by the Sellers. The consideration is the simplification of the corporate structure of the Buyer and the Corporations.

  (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP., 2700 W. Sahara Ave., Fifth Floor, Las Vegas, Nevada on July 2, 1999 provided all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) are completed or such other date as the Buyer and the Sellers may mutually determine (the "Closing Date").

  (d) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in Paragraph 2(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Paragraph 2(b) below, and (iii) the Sellers will deliver to the Buyer stock certificates representing all of Sellers' Shares, endorsed in blank or accompanied by duly executed assignment documents.


   2. Conditions to Obligation to Close.

  (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

       (i) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

       (ii) the Corporations shall have procured all of the third party consents required to be received;

       (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
  (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Shares, or (D) affect adversely the right of the Corporations to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

       (iv) the Sellers shall have delivered to the Buyer any and all corporate records, equipment and property belonging to the Corporation including but not limited to the corporate minute book and all bank checks and records; and

       (v) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Paragraph 2(a) if it executes a writing so stating at or prior to the Closing.

  (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

       (i) The Buyer shall have taken all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Sellers.

  3. Miscellaneous.

  (a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

  (b) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

  (c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or her rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers.

  (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

  (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

  (f) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


  If to the Sellers:




  If to the Buyer:






  Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

  (h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

  (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

  (j) Expenses. Each of the Parties will bear his or her own costs and expenses (except for legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

  (k) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

  (l) Incorporation of Exhibits, Annexes, and Schedules. The
Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

"BUYER"                         "SELLERS"

NV EXPERT MANAGEMENT, INC.,
a Nevada corporation

__________________________     ________________________
By:                            Dale Gary McDonald
 Its;

                               ________________________
                               Gregory N. McDonald


                               ________________________
                               Joan S. Golden